                                                                     Exhibit 4.2



                           CERTIFICATE OF AMENDMENT

                    OF THE CERTIFICATE OF INCORPORATION OF

                             UNITED RENTALS, INC.


                            ----------------------

                            Pursuant to Section 242
                        of the General Corporation Law
                           of the State of Delaware

                            ----------------------


        The undersigned duly authorized officer of United Rentals, Inc., a Delaware corporation formerly known as United Rentals Holdings, Inc. (the "Corporation"), does hereby certify that the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the "Charter") has been duly approved in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        That paragraph "A" of Article III of the Charter be amended to read in its entirety as follows:

                "A. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The amount of the total authorized capital stock of the Corporation is 505,000,000 shares, divided into (a) 500,000,000 shares of Common Stock having a par value of $0.01 per share, and (b) 5,000,000 shares of Preferred Stock having a par value of $0.01 per share."

        IN WITNESS WHEREOF, the undersigned does hereby make this certificate, hereby declaring and certifying that this is the act and deed of the Corporation and the facts herein stated are true and, accordingly, has executed this certificate this 29th day of September, 1998.


                                        UNITED RENTALS, INC.


                                        By:     /s/ MICHAEL J. NOLAN
                                           ----------------------------------
                                        Name:     Michael J. Nolan
                                        Title: Chief Financial Officer